UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2024

CLEARWATER PAPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34146	20-3594554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Riverside Ave., Suite 1100 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (509) 344-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchanged on which registered
Common Stock, par value $0.0001 per share	CLW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Membership Interest Purchase Agreement and Asset Purchase Agreement

On July 21, 2024, Clearwater Paper Corporation (the “Company”) and Sofidel America Corp. (“Sofidel”), a wholly owned subsidiary of Sofidel S.p.A. (“Buyer Parent”), entered into (i) a Membership Interest Purchase Agreement (the “MIPA”) and (ii) an Asset Purchase Agreement (the “APA” and, together with the MIPA, the “Purchase Agreements”), pursuant to which, among other things, Sofidel will acquire the Company’s consumer products division through the acquisition of certain wholly owned subsidiaries and certain assets of the Company.

Pursuant to the MIPA, Sofidel will purchase from the Company all of the outstanding membership interests of Clearwater Paper Tissue, LLC, a Delaware limited liability company, which indirectly owns and/or leases the Company’s Las Vegas, Nevada manufacturing facility, its Elwood, Illinois manufacturing facility, and its Shelby, North Carolina manufacturing facility (the “MIPA Transferred Business”). Pursuant to the APA, Sofidel will receive, acquire and take assignment of, all of the Company’s right, title and interest in and to the Transferred Assets (as defined in the APA), including the Company’s consumer product division facilities located on the real property in Lewiston, Idaho, and assume, and agree to pay, perform, fulfill and discharge when due all of the Assumed Liabilities (as defined in the APA) (the “APA Transferred Business” and, together with the MIPA Transferred Business, the “Transferred Business” and such acquisitions and related transactions contemplated by the Purchase Agreements, the “Transaction”).

The purchase price for the Transaction will be $1.06 billion (the “Purchase Price”), subject to adjustments for debt, cash and transaction expenses. Buyer Parent has deposited $450 million of the Purchase Price into a third-party escrow account as of the signing date. To support the obligations of Sofidel under the Purchase Agreements, Buyer Parent (i) obtained debt commitments totaling up to 600 million euros with various financial institutions subject to customary closing conditions, including the consummation of the Transaction, approximately representing the remaining portion of the Purchase Price, and (ii) delivered a guaranty of the performance and payment obligations of Sofidel for the Transaction.

The Company and Sofidel each made representations and warranties and agreed to be bound by covenants and agreements in the Purchase Agreements customary for a transaction of this nature. The Purchase Agreements contain pre-closing covenants, including, among other things, covenants by the Company to conduct the Transferred Business in the ordinary course of business consistent with past practice during the interim period between the date of the execution of the Purchase Agreements and the closing of the Transaction, subject to certain prohibited actions.

Under the MIPA, except in the case of fraud (a) the representations and warranties of the parties terminate as of, and do not survive, the Closing and following the Closing no claims may be made against any person as a result of a breach of a representation or warranty, and (b) no person shall have any liability, with respect to any of the representations and warranties other than insurers and reinsurers under any representation and warranty insurance policy that may be procured by Sofidel at its sole expense. In addition, none of the covenants and agreements that are required to be performed at or prior to the Closing will survive the Closing. All covenants and agreements that contemplate performance after the Closing or otherwise expressly by their terms survive the Closing will survive in accordance with their terms. The MIPA provides for a mutual release of claims by the Company and by Buyer for claims arising prior to the Closing with respect to the Transferred Business, except for claims to enforce the terms of the Transaction Documents or fraud.

Pursuant to the APA, the Company agrees to indemnify Sofidel for all Excluded Liabilities (as defined in the APA) and, separately, the Retained Pre-Closing Environmental Liabilities (as defined in the APA). The Company’s indemnity obligations with respect to Retained Pre-Closing Environmental Liabilities are subject to the limitations described in the APA.

Pursuant to the MIPA, the Company will be bound post-Closing by (i) a two-year non-solicitation covenant applicable to any employees of the Transferred Business, subject to customary exceptions, and (ii) a three-year non-competition covenant related to the Transferred Business, subject to certain exceptions.

Under the MIPA, each of the Company and Sofidel agreed to cooperate with each other and take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable federal, state or foreign antitrust or fair trade laws (“Antitrust Laws”) to consummate and make effective as promptly as practicable the Transaction, including to make all necessary filings for government clearances as soon as practicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), responding to any requests in connection with any Antitrust Laws, and litigating potential actions under Antitrust Laws. All filing fees with respect to such Antitrust Laws will be borne by Sofidel.

The Company also agreed to use its commercially reasonable efforts to cooperate as may be reasonably requested by Sofidel in connection with the Debt Financing (as defined in the MIPA) as is necessary for transactions of the type undertaken in connection with the arrangement or incurrence of the Debt Financing.

The obligation of the parties to consummate the Transaction is subject to customary closing conditions, including, among other things, receiving Required Governmental Approvals, which includes the expiration or termination of all applicable waiting and other time periods under the HSR Act. Assuming all of the closing conditions are met, the Company expects the Transaction to be completed in the fourth quarter of 2024.

The MIPA contains certain termination rights for each of the parties, including the right of either party to terminate if: (i) the Transaction has not been consummated on or before July 21, 2025; (ii) the other party breaches any of its representations, warranties, covenants or agreements under the MIPA or the APA such that any of the conditions to Closing would be incapable of being satisfied and such breach has not been cured within the applicable cure period; or (iii) any law or order issued by any governmental authority preventing or prohibiting the consummation of the Transaction has become final and non-appealable. The APA shall terminate automatically upon a valid termination of the MIPA.

Upon the closing of the Transaction, the parties intend to enter into certain additional agreements, including, among others:

•	a Transition Services Agreement, pursuant to which the Company will provide certain services of a transitional nature to Sofidel;

•	a Lease Agreement, pursuant to which the Company will lease the portion of the land and facilities on which the consumer products division at the Lewiston, Idaho operates to Sofidel; and

•

a Services and Use Agreement; pursuant to which the Company will provide certain services to Sofidel in connection with the ongoing operations at its consumer product division manufacturing facilities located in Lewiston, Idaho.

The foregoing description of the Purchase Agreements and the forms of agreements and exhibits attached thereto does not purport to be complete, and is qualified in its entirety by reference to the full text of the MIPA and the APA, which are filed as Exhibit 2.1 and Exhibit 2.2 hereto respectively, and are incorporated by reference herein.

The Purchase Agreements have been included solely to provide investors with information regarding their terms. Except for their status as contractual documents that establish and govern the legal relations between the parties thereto with respect to the transactions described in this Form 8-K, the Purchase Agreements are not intended to be a source of factual, business or operational information about the parties.

The representations, warranties, covenants and agreements made by the parties in the Purchase Agreements were made only for purposes of such agreements, respectively, and are made as of specific dates. The assertions embodied in those representations and warranties were made for purposes of the Purchase Agreements, respectively, and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Purchase Agreements. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to holders of the Company’s securities or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts.

Forward-Looking Statements

The Company’s disclosure in this report contains, in addition to historical information, certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed transaction between Sofidel and the Company. All statements, other than historical facts, including statements regarding the expected timing and structure of the proposed transaction; the ability of the parties to complete the proposed transaction considering the various closing conditions; and any assumptions underlying any of the foregoing, are forward-looking statements. Words such as “anticipate,” “expect,” “intend,” “plan,” “target,” “project,” “believe,” “schedule,” “estimate,” “may,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise; (2) the risk that the proposed transaction may not be completed in the time frame expected by the Company, or at all; (3) unexpected costs, charges or expenses resulting from the proposed transaction; (4) the risk that stockholder litigation in connection with the proposed transaction or other settlements or investigations may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; and (5) other risk factors as detailed from time to time in the Company’s reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements, except as may be required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit Index

Exhibit	Description

2.1	Membership Interest Purchase Agreement, dated July 21, 2024, by and between Clearwater Paper Corporation and Sofidel America Corp.*

2.2	Asset Purchase Agreement, dated July 21, 2024, by and between Clearwater Paper Corporation and Sofidel America Corp.*

104	Cover Page Interactive Data file (formatted as Inline XBRL).

*

Certain schedules, annexes and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules, annexes and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2024

CLEARWATER PAPER CORPORATION

By:	/s/ Michael S. Gadd
Michael S. Gadd, Corporate Secretary

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